UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

VENTAS, INC.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP LAND & BUILDINGS GP LP L&B OPPORTUNITY FUND, LLC LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC L&B TOTAL RETURN FUND LLC L&B MEGATREND FUND JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominee at the 2022 annual meeting of stockholders of Ventas, Inc., a Delaware corporation (the “Company”).

On April 20, 2022, Land & Buildings sent the following email to subscribers of its mailing list:

L&B Ventas (VTR) Call - Curing a Decade of Underperformance

Please join us for the Land & Buildings Call

Thursday, April 21st, 2022 at 11:00 am ET.

On this call, Land & Buildings Founder and CIO Jonathan Litt will detail why a real investor representative is needed in the Ventas (NYSE: VTR; Senior Housing) boardroom.

Topics of discussion will include Ventas’ decade of underperformance, its self-inflicted missteps that have eroded investor value and confidence and why we believe electing Jonathan Litt to the VTR Board will enhance shareholder accountability, capital allocation discipline, and corporate governance principles.

Register for Webcast

Dial in information

Join the webinar by computer using the link above or dial in to listen:

US: +1 9294362866 or +1 2532158782

Webinar ID: 823 8765 3601

About Land & Buildings

Land & Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land & Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Media Contact:

Longacre Square Partners

Dan Zacchei | Dzacchei@longacresquare.com

Investor Contact:

Saratoga Proxy Consulting

John Ferguson | Jferguson@saratogaproxy.com

The information contained in this email communication is confidential and is intended only for the recipients named above and any others who have been specifically authorized to receive it. Any unauthorized dissemination, copying or use of the contents of this email is strictly prohibited and may be unlawful. If you received this email in error, please delete it and any attachments from your system and notify the sender immediately.

This communication is for informational purposes only and does not constitute a solicitation or offer to buy or sell securities. Any such offer will be made only to qualified investors by means of a confidential private offering memorandum, and only in jurisdictions where permitted by law. Past performance is not necessarily indicative of future results.

Land & Buildings | (203) 987-5827 | CureVentas.com | www.landandbuildings.com unsubscribe